EXHIBIT 99.1 — CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2003 of Clear Channel Communications, Inc. (the “Issuer”). The undersigned hereby certifies that the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	May 1, 2003

By:	/s/ L. LOWRY MAYS

Name:	L. Lowry Mays
Title:	Chairman and Chief Executive Officer